As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solid Biosciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0943402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alexander Cumbo

Chief Executive Officer

Solid Biosciences Inc.

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Caroline Dotolo Andrea Sorrentino Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000	Ty Howton Chief Operating Officer Solid Biosciences Inc. 500 Rutherford Avenue, Third Floor Charlestown, MA 02129 (617) 337-4680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 19, 2026

PROSPECTUS

42,780,739 SHARES

COMMON STOCK

This prospectus relates to the resale from time to time of up to 42,780,739 shares of common stock of Solid Biosciences Inc. by the selling stockholders listed on page 7, including their transferees, pledgees or donees, or their respective successors-in-interest, which includes 27,807,482 shares of our common stock issuable upon the exercise of pre-funded warrants to purchase shares of our common stock, issued to the selling stockholders in our March 2026 private placement. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 15. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SLDB.” On March 18, 2026, the closing sale price of our common stock on the Nasdaq Global Select Market was $7.12 per share. You are urged to obtain current market quotations for our common stock.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.

Our business and investing in our common stock involve significant risk. These risks are described in the section titled “Risk Factors ” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page 4 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Solid Biosciences Inc.

We are a life sciences company focused on advancing a portfolio of current and future gene therapy candidates, which we refer to collectively as our Candidates, including SGT-003 for the treatment of Duchenne muscular dystrophy, Duchenne, SGT-212 for the treatment of Friedreich’s ataxia, SGT-501 for the treatment of Catecholaminergic polymorphic ventricular tachycardia, SGT-601 for the treatment of TNNT2-mediated dilated cardiomyopathy, and additional assets for the treatment of genetic cardiac and neuromuscular diseases, at different stages of development, with varying levels of investment. We are advancing our diverse pipeline across rare neuromuscular and cardiac diseases, bringing together experts in science, technology, disease management and care. Patient-focused and founded by those directly impacted by Duchenne, our mission is to improve the daily lives of patients living with these devastating diseases.

Corporate Information

Our principal executive offices are located at 500 Rutherford Avenue, Third Floor, Charlestown, MA 02129. Our main telephone number is (617) 337-4680. Our website address is www.solidbio.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Solid Biosciences Inc. and our consolidated subsidiaries.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by selling stockholders	42,780,739 shares, including 27,807,482 shares issuable upon exercise of pre-funded warrants.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“SLDB”

DESCRIPTION OF PRIVATE PLACEMENT WITH THE SELLING STOCKHOLDERS

On March 6, 2026, we entered into a securities purchase agreement with the selling stockholders, pursuant to which we issued and sold an aggregate of (i) 14,973,257 shares of our common stock at a price of $5.61 per share and (ii) to certain investors in lieu of shares of our common stock, pre-funded warrants to purchase 27,807,482 shares of our common stock for a price of $5.609 per pre-funded warrant, in a private placement to certain institutional accredited investors. Each pre-funded warrant is exercisable at an exercise price of $0.001 per share, is exercisable immediately and is exercisable until the pre-funded warrant is exercised in full. The closing of the issuance and sale of these securities was consummated on March 9, 2026.

We received gross proceeds of approximately $240.0 million from the sale of these securities, before deducting placement agent fees and offering expenses.

For a detailed description of the transactions contemplated by the securities purchase agreement with the selling stockholders and the securities issued pursuant thereto, see the section entitled “Selling Stockholders” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the registration rights agreement entered into concurrently with the securities purchase agreement with the selling stockholders to provide for the resale by the selling stockholders of the shares of common stock offered hereby.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

On March 6, 2026, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which we issued and sold an aggregate of (i) 14,973,257 shares of our common stock at a price of $5.61 per share and (ii) to certain investors in lieu of shares of our common stock, pre-funded warrants to purchase 27,807,482 shares of our common stock for a price of $5.609 per pre-funded warrant, in a private placement to certain institutional accredited investors, which we refer to as the Private Placement. The closing of the issuance and sale of these securities was consummated on March 9, 2026. Each pre-funded warrant has an exercise price of $0.001 per share, is exercisable immediately and is exercisable until the pre-funded warrant is exercised in full. The shares issuable upon exercise of the pre-funded warrants will become eligible for sale by the selling stockholders under this prospectus who hold pre-funded warrants only when the pre-funded warrants are exercised. We cannot predict when or whether any of the selling stockholders who hold pre-funded warrants will exercise their pre-funded warrants.

Under the terms of the pre-funded warrants, we may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%. We refer to such percentage limitation as the Beneficial Ownership Limitation.

In connection with the Private Placement, we entered into a registration rights agreement with the selling stockholders, dated as of March 6, 2026, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement and the shares of common stock issuable upon exercise of the pre-funded warrants sold in the Private Placement. We agreed to file such registration statement no later than 30 days following the closing of the Private Placement. We have granted the selling stockholders customary indemnification rights in connection with the registration statement. The selling stockholders have also granted us customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Purchase Agreement, the pre-funded warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to our Current Report on Form 8-K filed on March 6, 2026, and are incorporated by reference herein.

This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of our common stock that were issued to the selling stockholders pursuant to the Purchase Agreement, plus the total number of shares of our common stock issuable upon exercise of the pre-funded warrants issued or issuable to the selling stockholders, without giving effect to the Beneficial Ownership Limitation described above. The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of March 10, 2026. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock and the shares underlying the pre-funded warrants issued or issuable to the selling stockholders pursuant to the Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described above. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.”

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all shares of our common stock beneficially held by such selling stockholder as of March 10, 2026, which includes (1) all shares of common stock purchased by such selling stockholder in the Private Placement and (2) all shares of common stock issuable upon exercise of the pre-funded warrants purchased by such selling stockholder in the Private Placement, subject to the Beneficial Ownership Limitation. The percentages of shares owned before and after the offering are based on 98,391,314 shares of common stock outstanding as of March 10, 2026, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to pre-funded warrants and are deemed outstanding in the table below because they are beneficially owned by a person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights of shares of our common stock within 60 days. In computing the number of shares of our common stock beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, we deemed outstanding the shares of common stock issuable upon the exercise of pre-funded warrants held by that selling stockholder described above up to the Beneficial Ownership Limitation because such shares are exercisable within 60 days of March 10, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Perceptive Life Sciences Master Fund, Ltd. (3)	11,969,078	12.16%	8,912,655	11,969,078	11.15%
Adage Capital Partners, L.P. (4)	1,756,506	1.79%	356,506	1,400,000	1.42%
Entities affiliated with Baker Bros. Advisors LP (5)	5,167,589	4.99%	2,139,037	5,279,933	4.99%
Deep Track Biotechnology Master Fund, Ltd. (6)	3,565,062	3.62%	3,565,062	—	—
Entities affiliated with Invus (7)	10,066,682	9.99%	4,278,074	7,690,405	7.49%
Entities affiliated with Janus Henderson Investors (8)	4,010,695	4.08%	4,010,695	—	—
Entities associated with Vestal Point Capital, LP (9)	9,463,812	9.37%	2,673,796	6,790,016	6.72%
Entities affiliated with RA Capital Management, L.P. (10)	9,899,644	9.99%	4,456,327	10,394,241	9.99%
Entities affiliated with Bain Capital Life Sciences Investors, LLC (11)	10,420,121	9.99%	5,347,593	10,950,092	9.94%
Point72 Associates, LLC (12)	3,483,733	3.54%	1,247,771	2,235,962	2.27%
Alyeska Master Fund, LP (13)	2,262,127	2.30%	579,322	1,682,805	1.71%
Entities affiliated with Monashee Investment Management LLC (14)	983,465	1.00%	891,265	92,200	*

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (15)	677,565	*	677,565	—	—
Fidelity Select Portfolios: Biotechnology Portfolio (16)	2,860,679	2.91%	1,069,519	1,791,160	1.82%
Entities affiliated with Balyasny Asset Management L.P. (17)	178,253	*	178,253	—	—
Ally Bridge MedAlpha Master Fund L.P. (18)	765,131	*	356,506	408,625	*
Woodline Master Fund LP (19)	178,253	*	178,253	—	—
Entities affiliated with Redmile Group, LLC (20)	2,011,895	2.04%	178,253	1,833,642	1.86%
Entities affiliated with Franklin Advisers, Inc. (21)	3,440,284	3.50%	1,247,771	2,192,513	2.23%
Blackwell Partners LLC – Series A (22)	563,179	*	357,054	206,125	*
NCP RFM LP (23)	125,336	*	79,462	45,874	*

*	Less than one percent.
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus, including shares issuable upon the exercise of pre-funded warrants issued in the Private Placement, without giving effect to the Beneficial Ownership Limitation.

(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, including the shares of common stock we have assumed to be issued upon exercise of the pre-funded warrants sold in the Private Placement.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 62,432 shares underlying options held by Adam Stone, a member of our board of directors, that are exercisable as of March 10, 2026 or will become exercisable within 60 days after such date, (b) 11,833,539 shares held by Perceptive Life Sciences Master Fund, Ltd., and (c) 73,107 shares held by Perceptive Xontogeny Venture Fund, LP. Perceptive Life Sciences Master Fund, Ltd. was issued pre-funded warrants for 8,912,655 shares of common stock in the Private Placement. Perceptive Life Sciences Master Fund, Ltd. is prohibited from exercising such pre-funded warrants, if as a result of such exercise, Perceptive would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 8,912,655 shares of common stock which may be acquired upon exercise of the pre-funded warrants. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Xontogeny Venture GP, LLC is the investment manager to Perceptive Xontogeny Venture Fund, LP. Joseph Edelman is the managing member of Perceptive Advisors LLC and Perceptive Xontogeny Venture GP, LLC. Perceptive Advisors LLC, Perceptive Xontogeny Venture GP, LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd. and Perceptive Xontogeny Venture Fund, LP. Perceptive Life Sciences Master Fund, Ltd. reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,756,506 shares held by Adage Capital Partners, L.P., including 356,506 shares of common stock issued in the Private Placement. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The selling stockholder’s address is c/o Adage Capital Partners, L.P., 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 4,676,880 shares of common stock issuable upon exercise of pre-funded warrants held by Baker Brothers Life Sciences, L.P. (“BBLS”) and (b) 490,709 shares of common stock issuable upon exercise of pre-funded warrants held by 667, L.P. (“667, L.P.” and together with BBLS, the “Baker Funds”). The Baker Funds are prohibited from exercising their pre-funded warrants, if as a result of such exercise, the Baker Funds would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include (a) 3,289,616 shares of common stock which may be acquired upon exercise of pre-funded warrants held by BBLS, including 2,022,642 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to BBLS in the Private Placement and (b) 116,395 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to 667, L.P. in the Private Placement. The shares reported under “Number of Shares of Common Stock Being Offered” do not give effect to the Beneficial Ownership Limitation and consist of (i) 2,022,642 shares of common stock which may be acquired upon exercise of pre-funded warrants held by BBLS and (ii) 116,395 shares of common stock which may be acquired upon exercise of pre-funded warrants held by 667, L.P., in each case, issued in the Private Placement. Baker Bros Advisors LP is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by the Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and Baker Bros. Advisors L.P. may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, Baker Bros. Advisors L.P. and Baker Bros. Advisors (GP) LLC disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 3,565,062 shares held by Deep Track Biotechnology Master Fund, Ltd., which were issued in the Private Placement. David Kroin is the managing member of Deep Track Capital GP, LLC (the “GP”). The GP is the general partner of Deep Track Capital, LP (the “IM”) The IM is the investment manager of Deep Track Biotechnology Master Fund, Ltd. The address of the selling stockholder is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 6,643,607 shares held by Invus Public Equities L.P. (“Invus Public Equities”), (b) 1,046,798 shares held by Avicenna Life Sci Master Fund LP (“Avicenna Fund”), (c) 2,122,491 shares issuable upon exercise of pre-funded warrants issued to Invus Public Equities in the Private Placement and (d) 253,786 shares issuable upon exercise of pre-funded warrants issued to Avicenna Fund in the Private Placement. Invus Public Equities and Avicenna Fund are prohibited from exercising the pre-funded warrants to the extent that such entities, together with their affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include (a) 1,698,697 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to Invus Public Equities in the Private Placement and (b) 203,100 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to Avicenna Fund in the Private Placement. Invus Public Equities Advisors, LLC (“Invus PE Advisors”), as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the securities directly held by Invus Public Equities. Invus Global Management, LLC (“Global Management”), as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, maybe deemed to beneficially own the securities that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C. (“Siren”), as the managing member of Global Management, controls Global Management and, accordingly, may be deemed to beneficially own the securities that Global Management may be deemed to beneficially own. Avicenna Life Sci Master GP LLC (“Avicenna GP”), as the general partner of Avicenna Fund, controls Avicenna Fund and, accordingly, may be deemed to beneficially own the securities directly held by Avicenna Fund. Ulys, L.L.C. (“Ulys”), as the managing member of Avicenna GP, controls Avicenna GP and, accordingly, may be deemed to beneficially own the Securities that Avicenna GP may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren and Ulys, controls Siren and Ulys and, accordingly, may be deemed to beneficially own the Securities that Siren and Ulys may be deemed to beneficially own. The address of Invus Public Equities, Avicenna Fund and its affiliates is 750 Lexington Avenue, 30th Floor, New York, NY 10022.
(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 3,301,928 shares held by Janus Henderson Biotech Innovation Master Fund Limited (the “Master Fund”) and (b) 708,767 shares held by Janus Henderson Biotech Innovation Master Fund II Limited (the “Master Fund II”, and together with the Master Fund, the “Janus Funds”), in each case, which were issued in the Private Placement. The shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Funds’ investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decisions with respect to the disposition of the shares offered hereby. The portfolio managers for the Janus Fund are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The Janus Funds’ address is 151 Detroit Street, Denver, CO 80206.

(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 3,461,165 shares held by Vestal Point Master Fund, LP (“Vestal Point Master Fund”), (b) 3,328,851 shares held by accounts separately managed by Vestal Point Capital, LP (“Vestal Point Capital”), (c) 1,365,356 shares issuable upon exercise of pre-funded warrants issued to Vestal Point Master Fund in the Private Placement and (d) 1,308,440 shares issuable upon exercise of pre-funded warrants issued to accounts separately managed by Vestal Point Capital in the Private Placement. Vestal Point Master Fund and the accounts separately managed by Vestal Point Capital are prohibited from exercising the pre-funded warrants to the extent that such entities, together with their affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock. The sole general partner of Vestal Point Master Fund is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund and the accounts separately managed by Vestal Point Capital. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of the foregoing entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 9,057,193 shares held by RA Capital Healthcare Fund, L.P. (“RACHF”) and pre-funded warrants exercisable for up to 704,221 shares of common stock held by RACHF, (b) 109,661 shares held by RA Capital Nexus Fund, L.P. (“Nexus,” and together with RACHF, the “RA Funds”) and (c) 28,569 shares held by a separately managed account. RACHF is prohibited from exercising the pre-funded warrants to the extent that RACHF, together with its affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 7,474,191 shares of common stock which may be acquired upon exercise of pre-funded warrants issued to RACHF, including pre-funded warrants for 4,456,327 shares of common stock issued to RACHF in the Private Placement. RA Capital Management, L.P. is the investment manager for the RA Funds and the separately managed account. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by the RA Funds and the separately managed account. RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (a) an aggregate of 3,301,955 shares of common stock held by BCLS II Investco, LP, (b) 267,257 shares of common stock held by Bain Capital Life Sciences Fund II, L.P., (c) 32,550 shares of common stock held by BCIP Life Sciences Associates, LP, (d) 904,160 shares of common stock held by BCLS II Equity Opportunities, LP, and (e) up to 5,914,199 shares of common stock issuable upon the exercise of pre-funded warrants held by BCLS II Investco, LP and Bain Capital Life Sciences Opportunities IV, L.P. (“BCLS Fund IV Opportunities”), which total reflects the BCLS Beneficial Ownership Blocker (as defined below). BCLS II Investco, LP and BCLS Fund IV Opportunities are prohibited from exercising their pre-funded warrants to the extent that such entities, together with their affiliates and other attribution parties, would, after such exercise, collectively beneficially own in excess of 9.99% of our outstanding common stock (the “BCLS Beneficial Ownership Blocker”). As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include up to 5,877,564 shares of common stock which may be acquired upon exercise of pre-funded warrants held by BCLS II Investco, LP and BCLS Fund IV Opportunities. The shares reported under “Number of Shares of Common Stock Being Offered” consists of 5,347,593 shares of common stock which may be acquired upon exercise of a pre-funded warrant held by BCLS Fund IV Opportunities. Bain Capital Life Sciences Investors, LLC (“BCLSI”), (i) is the ultimate general partner of each of BCLS II Investco, LP, Bain Capital Life Sciences Fund II, L.P., BCLS II Equity Opportunities, LP and BCLS Fund IV Opportunities and (ii) governs the investment strategy and decision-making process with respect to investments held by BCIP Life Sciences Associates, LP. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by each of BCLS II Investco, LP, Bain Capital Life Sciences Fund II, L.P., BCLS II Equity Opportunities, LP, BCLS Fund IV Opportunities and BCIP Life Sciences Associates, LP. BCLS Fund IV Opportunities. The address of BCLS Fund IV Opportunities and BCLSI is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 3,483,733 shares held by Point72 Associates, LLC, including 1,247,771 shares issued in the Private Placement. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC that are disclosed herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address for Point72 Associates is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,262,127 shares held by Alyeska Master Fund, LP (the “Alyeska Selling Securityholder”), including 579,322 shares of common stock issued in the Private Placement. Alyeska Investment Group, L.P., the

investment manager of the Alyeska Selling Securityholder, has voting and investment control of the shares held by the Alyeska Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Selling Securityholder. The registered address of the Alyeska Selling Securityholder is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.
(14)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 539,331 shares held by Mission Pure Alpha Master LP, including 496,887 shares issued in the Private Placement and (b) 444,134 shares held by HIF Solitude Ltd, including 394,378 shares issued in the Private Placement. Mission Pure Alpha Master LP (“MPAM”) and HIF Solitude Ltd (“HIF”) are managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of the shares held by MPAM and HIF. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of MPAM and HIF and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(15)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 677,565 shares held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, which were issued in the Private Placement. This fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of this fund is 245 Summer Street, Boston, MA 02210.

(16)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,860,679 shares held by Fidelity Select Portfolios: Biotechnology Portfolio, including 1,069,519 shares of common stock issued in the Private Placement. This fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of this fund is 245 Summer Street, Boston, MA 02210.

(17)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 149,464 shares held by Atlas Diversified Master Fund, Ltd. and (b) 28,789 shares held by Atlas Private Holdings (Cayman) Ltd., in each case, which were issued in the Private Placement. Balyasny Asset Management L.P. is the investment adviser of Atlas Diversified Master Fund, Ltd. and Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address for Atlas Diversified Master Fund, Ltd., Atlas Private Holdings (Cayman) Ltd. and Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(18)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 765,131 shares held by Ally Bridge MedAlpha Master Fund, L.P. (“MedAlpha”), including 356,506 shares issued in the Private Placement. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of MedAlpha. As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership. The address of the selling stockholder is 430 Park Avenue, 12th Floor, New York, NY 10022.
(19)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 178,253 shares held by Woodline Master Fund LP., which were issued in the Private Placement. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of the selling stockholder is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(20)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of shares held by private investment vehicles (collectively, the “Redmile Funds”) managed by Redmile Group, LLC (“Redmile”), including (a) 108,443 shares held directly by Redmile Capital Offshore Master Fund, Ltd. which were issued in the Private Placement and (b) 69,810 shares held directly by Redmile Capital Fund, LP which were issued in the Private Placement. Redmile is the investment manager to each of the Redmile Funds and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the principal of Redmile and also may be deemed to be the beneficial owner of these securities. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(21)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 1,253,978 shares held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund (“Franklin Strategic”), including 456,819 shares issued in the Private Placement and (b) 2,186,306 shares held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund (“Franklin Templeton”), including 790,952 shares issued in the Private Placement. Franklin Advisers, Inc., an SEC registered broker-dealer, is the investment adviser to both Franklin Strategic and Franklin Templeton. Evan McCulloch is the portfolio manager for both Franklin Strategic and Franklin Templeton. Mr. McCulloch may be deemed to have voting and investment power over the securities held by Franklin Strategic and Franklin Templeton. The address of Franklin Strategic is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403. The address of Franklin Templeton is 8A Rue Albert Borschette, 1246 Kirchberg, Luxembourg.

(22)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 563,179 shares held by Blackwell Partners LLC – Series A, including 357,054 shares issued in the Private Placement. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address for Blackwell is 280 South Mangum Street, Suite 210, Durham, North Carolina 27701.

(23)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 125,336 shares held by NCP RFM LP, including 79,462 shares issued in the Private Placement. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address for NCP RFM LP is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act, including without any manner of sale or volume limitations, and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.solidbio.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities offered under this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38360) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

(1) Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March  19, 2026;

(2) Part III of the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;

(3) Our Current Reports on Form 8-K filed with the SEC on March 6, 2026 (other than Item 2.02) and March 12, 2026 (other than Item 7.01); and

(4) The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January  22, 2018, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 19, 2026, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Solid Biosciences Inc.

Attn: Investor Relations

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

42,780,739 SHARES

COMMON STOCK

PROSPECTUS

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Solid Biosciences Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$44,310.15
Legal fees and expenses	$40,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$5,000

Total expenses	$104,310.15

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. As permitted by the DGCL, we have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 16. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 29, 2022, by and among the Registrant, Greenland Merger Sub LLC, AavantiBio, Inc. and, solely in his capacity as the Equityholder Representative, Doug Swirsky (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 30, 2022)

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 13, 2025)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on January 29, 2018)

4.3	Securities Purchase Agreement, dated March 6, 2026, by and among the Registrant and the persons party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 6, 2026)

4.4	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 6, 2026)

4.5	Registration Rights Agreement, dated March 6, 2026, by and among the Registrant and the persons party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 6, 2026)

4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on December 29, 2017)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)

24.1*	Power of Attorney (included on the signature page of this registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, Commonwealth of Massachusetts, on March 19, 2026.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo
Name: Alexander Cumbo
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Solid Biosciences Inc. hereby severally constitute and appoint Alexander Cumbo, Kevin Tan and Ty Howton, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Solid Biosciences Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Cumbo Alexander Cumbo	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2026

/s/ Kevin Tan Kevin Tan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2026

/s/ Ian F. Smith Ian F. Smith	Executive Chairman of the Board of Directors	March 19, 2026

/s/ Martin Freed Martin Freed, M.D.	Director	March 19, 2026

/s/ Ilan Ganot Ilan Ganot	Director	March 19, 2026

/s/ Clare Kahn Clare Kahn, Ph.D.	Director	March 19, 2026

Signature	Title	Date

/s/ Georgia Keresty Georgia Keresty, Ph.D.	Director	March 19, 2026

/s/ Sukumar Nagendran Sukumar Nagendran, M.D.	Director	March 19, 2026

/s/ Adam Stone Adam Stone	Director	March 19, 2026

/s/ Lynne Sullivan Lynne Sullivan	Director	March 19, 2026